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                                                             EXHIBIT 10

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------

We hereby consent to the incorporation by reference in the Statement of Additional Information of the Seasons Triple Elite Variable Annuity, which constitutes part of this Registration Statement on Form N-4 for FS Variable Annuity Account Five of First SunAmerica Life Insurance Company, of our report dated March 29, 2004, relating to the financial statements of First SunAmerica Life Insurance Company. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

PricewaterhouseCoopers LLP
Los Angeles, California
January 19, 2005